     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1996


                                             REGISTRATION STATEMENT NO. 33-64305

     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-57597
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              BARNETT BANKS, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                                                 59-0560515
(State or other jurisdiction                                   (I.R.S. Employer
             of                                             Identification Number)
      incorporation or
       organization)

                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------
                                CHARLES E. RICE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              BARNETT BANKS, INC.
               50 NORTH LAURA STREET JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

     HALCYON E. SKINNER, ESQ.               LEE MEYERSON, ESQ.
   Mahoney Adams & Criser, P.A.         Simpson Thacher & Bartlett
      50 North Laura Street                425 Lexington Avenue
   Jacksonville, Florida 32202           New York, New York 10017

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                                    PROPOSED         PROPOSED
                                                     MAXIMUM          MAXIMUM
                                                    AGGREGATE        AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED     PER UNIT *         PRICE *            FEE
--------------------------------------------------------------------------------------------------
Debt Securities                 $1,160,000,000**      100%        $1,160,000,000     $400,000***
Preferred Stock
Common Stock, par value $2.00
 per share (including
 preferred stock purchase
 rights)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------


 *  Estimated solely for the purpose of determining the registration fee.

** This amendment reduces the amount of securities to be registered hereunder from $2,000,000,000 to $1,160,000,000 in accordance with the prescribed filing fee rates of the Securities and Exchange Commission and pursuant to its press release dated November 21, 1995. Accordingly, there is being registered hereunder such Debt Securities and such number of shares of Preferred Stock and Common Stock as will result in an aggregate offering price of $1,160,000,000 or the equivalent thereof in one or more foreign currencies, or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of $1,160,000,000. There is also being registered hereunder such indeterminate number of shares of Common Stock as may be issuable upon conversion of Debt Securities or Preferred Stock and associated rights to purchase shares of Barnett Banks, Inc.'s Junior Participating Preferred Stock, par value $0.10 per share, which rights are (a) not currently exercisable and (b) not currently separable from shares of the Common Stock.


*** Previously paid


    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined Prospectus and relates to Registration Statement No. 33-57597 previously filed by the Registrant on Form S-3 and declared effective on March 9, 1995. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-57597 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of Securities Act of 1933.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
                              BARNETT BANKS, INC.
                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK


    Barnett Banks, Inc. (the "Corporation"), a Florida corporation, from time to time may issue, in one or more series, its notes, debentures or other unsecured evidences of indebtedness (the "Debt Securities"),may issue its Common Stock, $2.00 par value (the "Common Stock"), and may issue, in one or more series, its Preferred Stock, $.10 par value (the "Preferred Stock"), on terms to be determined at the time of sale, all having an aggregate initial offering price not to exceed $1,371,400,000, or the equivalent thereof in one or more foreign currencies, including composite currencies such as the European Currency Unit ("ECU"). The Debt Securities may be either senior in priority of payment (the "Senior Securities") or subordinated in priority of payment (the "Subordinated Securities"). The Debt Securities, the Common Stock and the Preferred Stock (together, the "Securities") may be offered, separately or together, as separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus (a "Prospectus Supplement").


    If Debt Securities are offered, the terms of the Debt Securities, including, when applicable, the specific designation; priority; aggregate principal amount; denominations and currency or currency unit for which the Debt Securities may be purchased; the currency or currency rate in which the principal and any interest is payable; maturity; interest rate (or method of calculation); time of payment of interest; any terms for redemption at the option of the Corporation or the holder, or terms for conversion into shares of the Common Stock; terms for sinking fund payments; stock exchange listing; and other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in the accompanying Prospectus Supplement. The Debt Securities may be issued in registered or bearer form. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form.

    If Preferred Stock is issued, the terms of the Preferred Stock, including, when applicable, the specific number of shares; title; issuance price; dividend rate (or method of calculation); dividend payment dates; voting and other rights; redemption or sinking fund provisions; conversion rights; and other specific terms of the series of Preferred Stock in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement.


    If Common Stock is issued, the number of shares, the issuance price and the other terms of the offering thereof will be set forth in the accompanying Prospectus Supplement.


    The Securities may be sold to underwriters for public offering pursuant to terms of offering fixed at the time of sale. In addition, the Securities may be sold by the Corporation directly or through agents designated from time to time. See "Plan of Distribution." The Prospectus Supplement will also set forth, with respect to the sale of the Securities in respect of which this Prospectus is being delivered, the names of such underwriters, agents or dealers, if any, the terms of the offering and any applicable commissions or discounts, and the net proceeds to the Corporation from such sale. Any underwriters, dealers or agents participating in the offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
                            ------------------------

THE SECURITIES WILL BE UNSECURED OBLIGATIONS OF THE CORPORATION AND WILL NOT BE OBLIGATIONS OF A BANK, ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                        CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 7, 1996.

                             AVAILABLE INFORMATION

    The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Corporation's securities are listed on the New York Stock Exchange, Inc. ("NYSE"), and reports, proxy statements and other information concerning the Corporation may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Corporation has filed with the Commission a Registration Statement on Form S-3 (together with any amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., in Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed with the Commission by the Corporation are incorporated, as of their respective filing dates, by reference in this Prospectus.


    (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Corporation's Annual Report on Form 10-K/A filed on February 14, 1996;



    (b) the Corporation's Current Report on Form 8-K filed on February 6, 1996;



    (c) the Corporation's Current Report on Form 8-K filed on February 29, 1996;



    (d) the Corporation's Current Report on Form 8-K filed on March 5, 1996;



    (e) the description of the Corporation's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 12, 1979; and



    (f) the  description of  the  Corporation's Junior  Participating  Preferred
       Stock   Purchase  Rights,  as  amended,  contained  in  its  Registration
       Statement on Form 8-A, filed with the Commission on July 12, 1990.


    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

    THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:
                              BARNETT BANKS, INC.
                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                      ATTENTION: CORPORATE COMMUNICATIONS
                          (TELEPHONE: (904) 791-7668)

                                THE CORPORATION


    The Corporation, organized in 1930, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of December 31, 1995, the Corporation owned 32 commercial banks having 613 offices throughout Florida and Georgia. The Corporation also owns nonbanking subsidiaries that provide support services and specialized financial services, including trust, merchant services, full-service brokerage, credit-related insurance, credit card and mortgage banking services. On December 31, 1995, the Corporation had total assets of $41.6 billion and total deposits of $34.2 billion. On that date, the Corporation was the 24th largest bank holding company in the United States and the largest bank holding company in Florida.


    The Corporation is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of the Corporation, and thus the right of the Corporation's creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of its subsidiaries, except to the extent that claims of the Corporation in its capacity as a creditor may be recognized. The principal source of the Corporation's revenues is dividends from its subsidiaries.

    The principal executive offices of the Corporation are located at 50 North Laura Street, Jacksonville, Florida 32202. Its mailing address is Post Office Box 40789, Jacksonville, Florida 32203, and its telephone number is (904) 791-7720.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
      AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

    For the last five years, the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements of the Corporation, computed as set forth below, were as follows:


                                                                                       YEAR ENDING DECEMBER 31,
Earnings to Fixed Charges:                                                 1995          1994       1993       1992       1991
                                                                      ---------------  ---------  ---------  ---------  ---------
 Excluding Interest on Deposits.....................................         4.18           4.92       6.04       3.27       1.56
  Including Interest on Deposits....................................         1.66           1.78       1.69       1.26       1.05
Earnings to Combined Fixed Charges and Preferred Stock Dividend
 Requirements:
  Excluding Interest on Deposits....................................         3.82           4.29       4.95       2.72       1.46
  Including Interest on Deposits....................................         1.62           1.73       1.64       1.23       1.04


    For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents.

                                USE OF PROCEEDS

    Except as set forth in the applicable Prospectus Supplement, the Corporation currently intends to use the net proceeds from the sale of Securities for general corporate purposes, which may include the reduction of short-term indebtedness, investments in, or extensions of credit to, its subsidiaries and the financing of possible acquisitions. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds.

                               REGULATORY MATTERS

GENERAL

    As a bank holding company, the Corporation is subject to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act. The various bank subsidiaries of the Corporation are subject to regulation and supervision by the state banking authorities of the states in which they are organized (in the case of state chartered banks), the Federal Reserve Board (in the case of state chartered banks that are members of the Federal Reserve System), the Office of the Comptroller of the Currency (the "OCC") (in the case of national banks), and the Federal Deposit Insurance Corporation (the "FDIC").


    The Corporation's nonbanking activities are also supervised by the Federal Reserve Board. In addition, Barnett Banks Insurance, Inc. and Barnett Annuities Corporation, a subsidiary of Barnett Banks Trust Company, N.A., are subject to insurance laws and regulations of the Florida Department of Insurance. The activities of Barnett Securities, Inc. are governed by the Commission, the National Association of Securities Dealers (the "NASD"), state securities laws and the Federal Reserve Board.


    The Corporation's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to the Corporation and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to the Corporation or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to the Corporation and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

    Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where the Corporation might not do so absent such policy. In addition, any capital loans by the Corporation to any of the subsidiary banks would also be subordinate in right of payment to deposits and to certain other obligations of such subsidiary bank, including any liabilities of such bank to the FDIC under the "cross-guarantee" provisions described below.

    As a result of the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

    Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), after December 31, 1994, the FDIC may not take any action that would have the effect of increasing the losses to a deposit insurance fund by protecting depositors for more than the insured portion of deposits (generally, $100,000) or creditors other than depositors. The FDIC is also authorized by FDICIA to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment after the declaration of insolvency. Such a payment would constitute full payment and disposition of the FDIC's obligations to claimants. The rate of such final settlement payments is to be a percentage rate determined by the FDIC reflecting an average of the FDIC's receivership recovery experience.

    As a result of the provisions of law described above, in the event of the insolvency of a subsidiary bank, the FDIC could limit or prohibit dividends payable to the Corporation by such Subsidiary and the Debt Securities could be treated differently from, and holders of Debt Securities could receive significantly less than holders of, deposit obligations of such a subsidiary.

FEDERAL DEPOSITOR PREFERENCE LEGISLATION

    On August 10, 1993, the Federal Deposit Insurance Act was amended to provide that in the event of the liquidation or other resolution of an insured depository institution occurring on or after such date, the claims of depositors of such institution (including claims by the FDIC as subrogee of insured depositors) are entitled to priority in payment over the claims of any other senior or general creditors of the institution, including any obligations to shareholders of such depository institution in their capacity as such.

DIVIDENDS


    The principal source of funds for the Corporation is dividends paid to it by its subsidiaries. Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to the Corporation. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net income, as defined by the OCC, for that year to date combined with its retained net income for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. A similar provision is imposed on Florida state banks by the Florida Banking Code and on Georgia state banks by the Financial Institutions Code of Georgia. In addition, a national bank may not pay a dividend in an amount greater than its undivided profits then on hand. Under these provisions, the Corporation's subsidiary banks could have declared, as of December 31, 1995, aggregate dividends of approximately $171 million. The payment of dividends by subsidiary banks is affected by various factors, such as the maintenance of adequate capital for such subsidiary banks as described more fully below. The Federal Reserve Board, the OCC and the FDIC have indicated that as a general matter dividends should be paid by banks only to the extent of earnings from continuing operations.


CAPITAL


    Pursuant to the Federal Reserve Board's risk-based capital guidelines for state member banks and bank holding companies, the Corporation's minimum ratio of total capital to risk-weighted assets is 8%. At least half of the total capital is to be comprised of common equity, retained earnings and qualifying perpetual preferred stock, after subtracting goodwill and other intangibles (with certain limited exceptions), as described below ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of perpetual debt, mandatorily convertible debt securities, a limited amount of subordinated debt, term preferred stock and a limited amount of loan loss reserves. The Corporation's national banking subsidiaries are subject to similar capital requirements adopted by the OCC. In addition, the Federal Reserve Board requires a minimum leverage ratio (Tier 1 capital to total average assets, excluding goodwill and other ineligible intangibles) of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. The rule indicates that the minimum leverage ratio should be at least 1-2% higher for bank holding companies that do not have the highest rating or that are undertaking major expansion programs. The OCC has adopted substantially identical minimum leverage ratio requirements. On December 31, 1995, the Corporation had a Tier 1 risk-based capital ratio of 8.25% and a total risk-based capital ratio of 11.51%. At that date, the Corporation had a leverage ratio of 6.16%.



    Under the Federal Reserve Board's guidelines, the only types of intangible assets that may be included in (i.e., not deducted from) a bank holding company's capital are readily marketable mortgage servicing rights ("MSRs") and purchased credit card relationships ("PCCRs"), provided that, in the aggregate, the total amount of MSRs and PCCRs included in capital does not exceed 50% of Tier 1 capital. PCCRs are subject to a separate sublimit of 25% of Tier 1 capital. The amount of MSRs and PCCRs that a bank holding company may include in its capital is limited to the lesser of (i) 90% of such assets' fair market value (as determined under the guidelines) or (ii) 100% of such assets' book value, each determined quarterly. Identifiable intangible assets (i.e., intangible assets other than goodwill) other than MSRs and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992 (the date the Federal Reserve Board issued its original proposal for public comment) generally will not be deducted from capital for supervisory purposes, although they will continue to be deducted for purposes of evaluating applications filed by bank holding companies.



    On July 25, 1995, the Federal Reserve Board, the FDIC and the OCC published a joint notice of proposed rulemaking soliciting comments on a proposal to revise their risk-based capital standards to take account of market rise in foreign exchange and commodity activities and in the trading of debt and equity instruments. The notices propose alternative approaches for determining the additional amount of capital, if any, that certain banking organizations may be required to hold to account for market risk exposure. Institutions would calculate their capital charges for market risk using their internal value-at-risk models or risk measurement techniques developed by the agencies. The Corporation cannot assess at this point the impact, if any, that such proposals would have on its capital ratios.



    On August 2, 1995, the Federal Reserve Board, the FDIC and the OCC published a joint notice of rulemaking revising their risk-based capital standards to take account of interest rate risk. The new rule provides that the agencies will consider a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the agencies will consider in evaluating a depository institution's capital adequacy. On August 2, 1995, the Federal Reserve Board, the FDIC and the OCC published a joint notice soliciting public comments on a proposal to adopt a policy statement that would establish a framework to measure and monitor the level of interest rate risk at a depository institution. The agencies have indicated that they intend to adopt explicit minimum requirements for interest rate risk into their risk-based capital requirements at a future, unspecified date. The Corporation cannot assess at this point the impact, if any, that such proposal would have on its capital ratios.


FDICIA

    The Federal Deposit Insurance Corporation Improvement Act of 1991, enacted in December 1991 ("FDICIA"), specifies, among other things, the following capital standard categories for depository institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions depending on the category in which an institution is classified. Each of the federal banking agencies has issued final uniform regulations that became effective December 19, 1992, which, among other things, define the capital levels described above. Under the final regulations, a bank is considered "well capitalized" if it (i) has a total risk-based capital ratio of 10% or greater, (ii) has a Tier 1 risk-based capital ratio of 6% or greater, (iii) has a leverage ratio of 5% or greater and (iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" bank is defined as one that has (i) a total risk-based capital ratio of 8% or greater, (ii) a Tier 1 risk-based capital ratio of 4% or greater and (iii) a leverage ratio of 4% or greater (or 3% or greater in the case of a bank with a composite CAMEL rating of 1). A bank is considered (A) "undercapitalized" if it has (i) a total risk-based capital ratio of less than 8%, (ii) a Tier 1 risk-based capital ratio of less than 4% or (iii) a leverage ratio of less than 4% (or 3% in the case of a bank with a composite CAMEL rating of 1); (B) "significantly undercapitalized" if the bank has (i) a total risk-based capital ratio of less than 6%, (ii) a Tier 1 risk-based capital ratio of less than 3% or (iii) a leverage ratio of less than 3%; and (C) "critically undercapitalized" if the bank has a ratio of tangible equity to total assets equal to or less than 2%. The applicable federal regulatory agency for a bank that is "well capitalized" may reclassify it as "adequately capitalized," or subject an "adequately capitalized" or "undercapitalized" institution to the supervisory actions applicable to the next lower capital category, if it determines that the bank is in an unsafe or unsound condition or deems the bank to be engaged in an unsafe or unsound practice and not to have corrected the deficiency. As of December 31, 1995, each of the Corporation's subsidiary banks met the definition of a "well capitalized" institution.


    "Undercapitalized" depository institutions, among other things, are subject to growth limitations, are prohibited, with certain exceptions, from making capital distributions, are limited in their ability to obtain funding from a Federal Reserve Bank and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan and provide appropriate assurances of performance. If a depository institution fails to submit an acceptable plan, including if the holding company refuses or is unable to make the guarantee described in the previous sentence, it is treated as if it is "significantly undercapitalized." Failure to submit or implement an acceptable capital plan also is grounds for the appointment of a conservator or a receiver. "Significantly undercapitalized" depository institutions may be subject to a number of additional requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions, among other things, are prohibited from making any payments of principal and interest on subordinated debt, and are subject to the appointment of a receiver or conservator.

    Under FDICIA, the FDIC is permitted to provide financial assistance to an insured bank before appointment of a conservator or receiver only if (i) such assistance would be the least costly method of meeting the FDIC's insurance obligations, (ii) grounds for appointment of a conservator or a receiver exist or are likely to exist, (iii) it is unlikely that the bank can meet all capital standards without assistance and (iv) the bank's management has been competent, has complied with applicable laws, regulations, rules and supervisory directives and has not engaged in any insider dealing, speculative practice or other abusive activity.

    FDICIA also contains a variety of other provisions that may affect the operations of the Corporation including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days prior notice to customers and regulatory authorities before closing any branch. FDICIA also contains a prohibition on the acceptance or renewal of brokered deposits by depository institutions that are not "well capitalized" or are "adequately capitalized" and have not received a waiver from the FDIC.

    FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution.

    The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. The provisions of FDICIA are implemented through regulations issued by the various federal banking agencies. Although certain of those regulations were adopted in final form in 1994, others remain in proposed form. Accordingly, the effect of FDICIA on the Corporation is not yet fully ascertainable.

INTERSTATE BANKING LEGISLATION


    Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, substantially all state law barriers to the acquisition of banks by out-of-state bank holding companies were eliminated effective as of September 29, 1995. The law will also permit interstate branching by banks effective as of June 1, 1997, subject to the ability of states to opt-out completely or to set an earlier effective date. The Corporation anticipates that the effect of the new law will be to increase competition within the markets in which it now operates, although the Corporation cannot predict the extent to which competition will increase in such markets or the timing of such increase.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.


    The Senior Securities will be issued under an Indenture (the "Senior Indenture"), dated as of March 16, 1995, as amended or supplemented from time to time, between the Corporation and The First National Bank of Chicago, as Trustee (the "Senior Debt Trustee"). The Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture"), dated as of March 16, 1995, as amended or supplemented from time to time, between the Corporation and Chemical Bank, as Trustee (the "Subordinated Debt Trustee"). A copy of the Senior Indenture and the Subordinated Indenture, along with any amendments or supplements,
(collectively, the "Indentures") are filed as exhibits to the Registration Statement. The following summaries of the Indentures describe the material general terms thereof, but do not purport to be a complete description of all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"). Capitalized terms used in this Prospectus and not otherwise defined herein shall have the meaning assigned thereto in the Applicable Indenture.


GENERAL

    The Debt Securities will be unsecured obligations of the Corporation. The Indentures do not limit the amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series.

    Neither Indenture contains any restriction on the Corporation's ability to enter into a highly leveraged transaction or any provision affording special protection to holders of Debt Securities in the event the Corporation engages in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of Debt Securities upon a sudden and dramatic decline in the credit quality of the Corporation resulting from a takeover, recapitalization or similar restructuring of the Corporation.

    The applicable Prospectus Supplement will describe the terms of the Offered Debt Securities, including, when applicable: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities may be issued and are or will be payable; (4) the rate or rates per annum (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, and the date or dates from which such interest, if any, will accrue; (5) the date or dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for any such Interest Payment Dates, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security ("Global Notes") on an Interest Payment Date will be paid if other than in the manner described under "Global Notes" below; (6) each office or agency where, subject to the terms of the relevant Indenture as described below under "Payment and Paying Agents," the principal, premium, if any, and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the relevant Indenture as described below under "Denominations, Registration and Transfer," the Offered Debt Securities may be presented for registration of transfer or exchange and, if applicable, conversion; (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered Debt Securities may be redeemed at the option of the Corporation; (8) the obligation, if any, of the Corporation to redeem, repay or purchase the Offered

Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation; (9) whether the Offered Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and the amount of such discount; (10) provisions, if any, for the defeasance of the Offered Debt Securities; (11) whether the Offered Debt Securities are to be issued as Registered Securities or Bearer Securities, or both, and if Bearer Securities are issued, whether Coupons will be attached thereto, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted, and any United States tax consequences to foreign investors in Offered Debt Securities; (12) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent Global Notes in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Note or Notes; (13) any provisions for payment of additional amounts for taxes, and any provisions for redemption, in the event the Corporation must comply with reporting requirements in respect of an Offered Debt Security other than a Floating Rate Security ("Affected Security") or must pay such additional amounts in respect of any Offered Debt Security; (14) if other than U.S. Dollars, the Foreign Currency or Currencies in which the Debt Securities may be denominated and the principal, premium, if any, and interest on the Offered Debt Securities that shall or may be paid and, if applicable, whether at the election of the Corporation and/or the Holder, the conditions and manner of determining the exchange rate or rates;
(15) any index used to determine the amount of payment of principal, premium, if any, and interest on the Offered Debt Securities; (16) the applicable Overdue Rate, if any; (17) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt
Securities; (18) the priority of payment of such Offered Debt Securities; (19) whether the Offered Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or conversion rate, the conversion period and other conversion provisions in addition or in lieu of those described herein; (20) whether the Offered Debt Securities are to be issued as Dual Currency Securities and if so, the two currencies in which any scheduled payment of principal, premium, if any, or interest due thereon may be made at the option of the Corporation and any other special terms with respect to such Dual Currency Securities; (21) whether the Offered Debt Securities will be Senior Securities or Subordinated Securities and, if Subordinated Securities, the applicable subordination provisions; and (22) any other terms and provisions of the Offered Debt Securities which are not inconsistent with the relevant Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities and terms relevant to Offered Debt Securities denominated in a Currency other than U.S. Dollars.

    Debt Securities may be issued as Discount Securities to be sold at a substantial discount below their principal amount. "Discount Securities" mean any Debt Securities issued with "original issue discount" within the meaning of
Section 1273(a) of the Code and the regulations thereunder. Special United States income tax and other considerations applicable to Discount Securities will be described in the applicable Prospectus Supplement relating thereto. Discount Securities may provide for the declaration of acceleration of the Maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof.

    Debt Securities may also be issued as Dual Currency Securities. "Dual Currency Securities" means any Debt Securities as to which the Corporation has the option of making scheduled payments of principal, premium, if any, or interest in either of two currencies. Such two currencies, any other special terms and special United States income tax considerations with respect to such Dual Currency Securities will be described in the applicable Prospectus Supplement relating thereto.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Each Debt Security may be denominated in U.S. Dollars or in other currencies, ECUs or other composite currencies (the "Specified Currency"), all as set forth in an applicable Prospectus Supplement. See "Currency Risks."

    Debt Securities of a series may be issuable as Registered Securities, as Bearer Securities with or without Coupons attached or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Notes, as described below under "Global Notes." Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, the Debt Securities will be issuable as Registered Securities without Coupons and in denominations (i) if denominated in U.S. Dollars, of $1,000 or any integral multiple thereof, or (ii) if denominated in a Specified Currency other than U.S. Dollars, as set forth in the applicable Prospectus Supplement. One or more Global Notes may be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Note or Notes.

    In connection with the sale during the "restricted period" (referred to under "Limitations on Issuance of Bearer Securities"), no Bearer Security may be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") and any such Bearer Security (other than a temporary Global Note in bearer form) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a U.S. Person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a U.S. Person, that such U.S. Person (i) acquired and holds such Bearer Security through a foreign branch of a financial institution, (ii) is a financial institution purchasing for its own account and, in either case (i) or (ii), the financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder or (iii) is a financial institution purchasing for resale during the restricted period only to non-U.S. Persons outside the United States. See "Global Notes -- Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series (other than a Global Note) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if so provided in an applicable Prospectus Supplement, Bearer Securities of any series which are registrable as to principal and interest may, at the option of the Holder and subject to the terms of the applicable Indenture, be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Any Bearer Security surrendered for exchange shall be surrendered with all unmatured Coupons and all matured Coupons in default except that any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the terms of the Applicable Indenture. Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Debt Securities may be presented for exchange as provided above, and Registered Securities (other than Global Notes) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or co-Security Registrar designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or co-Security Registrar being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed the

Senior Debt Trustee and the Subordinated Debt Trustee (the Senior Debt Trustee and the Subordinated Debt Trustee are herein collectively referred to as the "Trustees") as Security Registrars in respect of Debt Securities issued under the Senior Indenture and the Subordinated Indenture, respectively; provided, however, that the Corporation may appoint co-Security Registrars, so long as there is only one Security Registrar per series of Debt Securities.

CURRENCY RISKS

    Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the Currency or Currencies involved and will be more fully described in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal, premium, if any, and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Corporation may designate from time to time. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the Coupon relating to such Interest Payment Date. No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Corporation or the date of delivery by the Corporation of a definitive Bearer Security, including a permanent Global Note, a written certificate, in the form and to the effect described above under "Denomination, Registration and Transfer," is provided to the Corporation. No payment with respect to any Bearer Security will be made at any office or agency of the Corporation in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or Coupons pursuant to presentation to the Corporation or its designated Paying Agents within the United States or the making of any other demand for payment to the Corporation or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal, premium, if any, and interest on Bearer Securities denominated and payable in U.S. Dollars, at the direction of the Holder thereof, will be made at the office of the Corporation's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal, premium, if any, and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Debt Trustee will act as the Corporation's sole Paying Agent through its principal office in New York, New York, and the Subordinated Debt Trustee will act as the Corporation's sole Paying Agent through its principal office in New York, New York, with respect to Offered Debt Securities which are issuable solely as Registered Securities. Any Paying Agents outside the United States and other Paying Agents in the United States initially designated by the Corporation for the Offered Debt Securities will be named in an applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Corporation will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series may be issuable as Bearer Securities, the Corporation will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series.


    All moneys paid by the Corporation to the Trustees or a Paying Agent for the payment of principal, premium, if any, and interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Corporation and the Holder of such Debt Security or any Coupon will thereafter look only to the Corporation for payment thereof.

GLOBAL NOTES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series. Global Notes may be issued in either registered or bearer form and in either temporary or permanent form.

    The specific terms of the depositary arrangement with respect to any Offered Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

BOOK-ENTRY DEBT SECURITIES

    Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Note to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Note registered in the name of such depositary or its nominee. Upon the issuance of a Global
Note in registered form, the U.S. Depositary for such Global Note will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such depositary or its nominee ("Participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Notes will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests by Participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons holding through Participants will be shown on, and the transfer of that ownership interest within such
Participant will be effected only through, records maintained by such Participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

    So long as the U.S. Depositary for a Global Note in registered form, or its nominee, is the registered owner of such Global Note, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Note for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Notes will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Applicable Indenture.

    Payment of principal, premium, if any, and interest on Debt Securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or Holder of the Global Note representing such Debt Securities. Neither the Corporation, the Trustees, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Corporation expects that the U.S. Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Note, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such depositary. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

    A Global Note may not be transferred except as a whole by the U.S. Depositary for such Global Note to or among a nominee or a successor. If a U.S. Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within ninety days or if any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities, the Corporation will issue Debt Securities in definitive registered form in exchange for the Global Note or Global Notes representing such Debt Securities. In addition, the Corporation may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive form in exchange for the Global Note or Global Notes representing such Debt Securities. Further, if the Corporation so specifies with respect to Debt Securities of a series, an owner of a beneficial interest in a Global Note representing Debt Securities of such series may, on terms acceptable to the Corporation and the U.S. Depositary, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations in the Prospectus Supplement relating to such Offered Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

BEARER DEBT SECURITIES

    Unless otherwise specified in an applicable Prospectus Supplement, all Bearer Securities of a series will be initially issued in the form of a single temporary Global Note, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear Operator") or CEDEL, S.A. ("CEDEL") for credit to the designated accounts. Commencing 40 days after the issue date of a temporary Global Note, the Debt Securities represented by such temporary Global Note will be exchangeable for definitive Debt Securities or for interests in a permanent Global Note in definitive form, without interest Coupons, representing Debt Securities having the same interest rate and Stated Maturity, but in each such case only upon written certification in the form and to the effect described above under "Denominations, Registration and Transfer." The beneficial owner of a Debt Security represented by a temporary Global Note or a permanent Global Note in definitive form, on or after the applicable exchange date and upon 30 days' notice to the relevant Trustee given through the Euro-clear Operator or CEDEL, may exchange its interest for definitive Bearer Securities or definitive Registered Securities of any authorized denomination. No Bearer Security delivered in exchange for a portion of a temporary Global Note or a permanent Global Note in definitive form shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

    Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Note payable in respect of an Interest Payment Date occurring prior to the date on which Debt Securities represented by such temporary Global Note are exchangeable for definitive Debt Securities or for interests in a permanent Global Note in definitive form will be paid to each of the Euro-clear Operator and CEDEL with respect to the portion of the temporary Global Note held for its account. Each of the Euro-clear Operator and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Note to the respective accounts for which it holds such temporary Global Note only upon receipt in each case of written certification in the form and to the effect described above under "Denominations, Registration and Transfer."

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations -- generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), or delivered in connection with a sale during the restricted period, directly or indirectly, in the United States or to U.S. Persons other than to foreign branches of United States financial institutions (as defined in United States Treasury regulations Section 1.165-12(c)(1)(v)) purchasing for their own account or for resale during the restricted period which institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code, and the regulations thereunder. A sale of Bearer Securities may be made during the restricted period to a U.S. Person who acquired and holds the Bearer Security through a foreign branch of the United States financial institution that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of Debt Securities, directly or indirectly, must agree that they will not offer or sell, directly or indirectly, any Bearer Securities in the United States or to U.S. Persons (other than the financial institutions described above).

    Bearer Securities (other than temporary global securities) and any Coupons which may be detached therefrom will bear a legend substantially to the following effect:

    "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

The sections referred to in such legend provide that a U.S. Person (other than a United States financial institution described above or a U.S. Person holding through such a financial institution) who holds Bearer Securities or Coupons appertaining thereto will not be allowed to deduct any loss realized on Bearer Securities and any gain (which might otherwise be characterized as capital gain) recognized on any sale or disposition (including the receipt of principal) of such Bearer Securities will be treated as ordinary income.

    As used herein: "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source; "United States" means the United States of America (including the States and the District of Columbia); and the United States' "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

    Purchasers of Bearer Securities may also be affected by certain limitations under United States tax laws which will be described in an applicable Prospectus Supplement.

LIMITATIONS ON THE CORPORATION AND CERTAIN SUBSIDIARIES

RESTRICTION ON SALE OR ISSUANCE OF CAPITAL STOCK OF MAJOR CONSTITUENT BANKS


    The Senior Indenture prohibits the issuance, sale or other disposition of shares of, or securities convertible into, or options or warrants or rights to subscribe for or purchase shares of, Voting Stock of a Major Constituent Bank, the merger or consolidation of any Major Constituent Bank with or into any other corporation, and the sale or other disposition of all or substantially all of the assets of any Major Constituent Bank, if after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock issuable upon the conversion of all such convertible securities, the Corporation would own, directly or indirectly, 80 percent or less of the shares of Voting Stock of such Major Constituent Bank, its successor in merger or consolidation, or the person that acquires all or substantially all of its assets, except that the covenant will not prohibit sales or dispositions of Voting Stock: (i) made in compliance with an order of a court or regulatory authority of competent jurisdiction or made as a condition imposed by such court or authority to the acquisition by the Corporation, directly or indirectly, of any other corporation or entity; or (ii) when the proceeds of such sale are, within a reasonable period of time, invested pursuant to an understanding or agreement in principle reached at the time of such sale, assignment or disposition, in a Controlled Subsidiary (including any Person which upon such an investment becomes a Controlled Subsidiary) engaged in a banking business or any other business legally permissible for bank holding companies. "Major Constituent Bank" means any Banking Subsidiary of the Corporation whose Consolidated Banking Assets constitute 10 percent or more of the Corporation's Consolidated Banking Assets. As of December 31, 1995, the Corporation had two Major Constituent Banks, Barnett Bank of South Florida, N.A. and Barnett Bank of Broward County, N.A., whose Consolidated Banking Assets constituted approximately 12 percent and 11 percent, respectively, of the Corporation's Consolidated Banking Assets on such date. "Controlled Subsidiary" means a subsidiary more than 80 percent of the outstanding shares of Voting Stock of which is at the time owned directly or indirectly by the Corporation or by one or more Controlled Subsidiaries or by the Corporation and one or more Controlled Subsidiaries.


RESTRICTION ON LIENS ON VOTING STOCK OF MAJOR CONSTITUENT BANKS

    The Corporation covenants in the Senior Indenture that it will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of any Major Constituent Bank owned by the Corporation, directly or indirectly, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock to the secured party, the Corporation would own, directly or indirectly, 80 percent or less of the shares of Voting Stock of such Major Constituent Bank.

SENIOR SECURITIES

    The  Senior  Securities  will  be  direct,  unsecured  obligations  of   the
Corporation and will rank PARI PASSU with all outstanding senior indebtedness of the Corporation.

EVENTS OF DEFAULT

    The following are Events of Default under the Senior Indenture with respect to Senior Securities of any series: (1) failure to pay principal of or any premium on any Senior Security of that series when due; (2) failure to pay any interest on any Senior Security of that series when due, continued for 30 days;
(3) failure to deposit any sinking fund payment in respect of any Senior Security of that series when due; (4) failure, subject to waiver, to observe and perform the covenants referred to above under "Limitations on the Corporation and Certain Subsidiaries;" (5) failure to perform any other covenant of the Corporation in the Senior Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in such Indenture; (6) certain events involving bankruptcy, insolvency or reorganization of the Corporation or a Major Constituent Bank; (7) indebtedness for borrowed money of the Corporation or any Major Constituent Bank in excess of $5,000,000 (whether such indebtedness now exists or is hereafter created) is not paid at final maturity or becomes or is declared due and payable prior to the date or dates on which such indebtedness would otherwise have become due and payable as a result of the occurrence of one or more events of default as defined in any mortgage, indenture, or instrument under which such indebtedness may have been issued or by which such indebtedness may have been secured ("acceleration"), and such failure at final maturity to pay or acceleration or accelerations, as the case may be, shall not have been rescinded, annulled or cured prior to the expiration of 30 days after the date such failure to pay at final maturity or acceleration or accelerations occurred; and (8) any other event of default provided for with respect to Debt Securities of that series.

    If  any Event of Default (other than an Event of Default specified in clause
(6) in the preceding paragraph) occurs and is continuing with respect to Senior Securities of any series at the time outstanding, either the Senior Debt Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Discount Securities, such portion of the principal amount as may be specified in the terms of that series or (ii) Dual Currency Securities, the amount determined in accordance with the terms of such Debt Securities) of all the Debt Securities of that series to be due and payable immediately in the Currency in which such Senior Securities are denominated. If an Event of Default specified in clause (6) in the preceding paragraph occurs, such principal amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of such Trustee or any Holder. At any time after a declaration of acceleration with respect to Senior Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

    The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1), (2) or (3) above, the Corporation will, upon demand of the Senior Debt Trustee, pay to the Senior Debt Trustee, for the benefit of the Holder of any such Senior Security, the whole amount then due and payable on such Senior Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Corporation fails to pay such amount forthwith upon such demand, the Senior Debt Trustee may, among other things, institute a judicial proceeding for the collection thereof.

SUBORDINATED SECURITIES

    The Subordinated Securities  will be  direct, unsecured  obligations of  the
Corporation   and  will  rank  PARI  PASSU  with  all  outstanding  subordinated indebtedness of the Corporation.

SUBORDINATION


    The Subordinated Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, other than a payment made in capital stock of the Corporation (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Securities. The applicable Prospectus Supplement with respect to Subordinated Securities will set forth the aggregate amount of Senior
Indebtedness outstanding as of the most recent practicable date and the aggregate amount of Subordinated Securities outstanding as of the date of such Prospectus Supplement. "Senior Indebtedness" means (i) the principal of and premium, if any, and interest on all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except (x) subordinated indebtedness issued under the Subordinated Indenture, (y) the Corporation's existing subordinated indebtedness, and (z) such other indebtedness of the Corporation as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities, or to rank PARI PASSU in right of payment with the Subordinated Securities, (ii) whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, all indebtedness of the Corporation for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than obligations which, by their terms, are expressly stated (x) to be not superior in right of payment to the Subordinated Securities or (y) to rank PARI PASSU in right of payment with the Subordinated Securities and (iii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, the Corporation for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets. The term "claim" has the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of the Subordinated Indenture.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or interest on the Subordinated Securities. In such event, any payment or distribution on account of the principal of or interest on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of or interest on the Subordinated Securities of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any Holder of any Subordinated Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Subordinated Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Securities, will be entitled to be repaid from the remaining assets of the Corporation the amounts at that time due and owing on account of unpaid principal of or any premium and interest on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Securities and such other obligations. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and Holders of the Subordinated Securities having a claim pursuant to such Subordinated Securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of an Event of Default in respect of the Subordinated Securities. See "Events of Default and Limited Rights of Acceleration" for limitations on the right of acceleration.

EVENTS OF DEFAULT AND LIMITED RIGHTS OF ACCELERATION

    The Subordinated Indenture defines an Event of Default as being (1) certain events involving the bankruptcy, insolvency or reorganization of the Corporation and, (2) if specified in the resolution adopted by the Board of Directors of the Corporation with respect to a series, certain other events. If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Subordinated Securities of that series (or, if the Subordinated Securities of that series are (i) Discount Securities, such portion of the principal amount as may be specified in the terms of the series or (ii) Dual Currency Securities, the amount determined in accordance with the terms of such Debt Securities) may declare the principal amount of all the Subordinated Securities of that series to be due and payable immediately in the Currency in which such Subordinated Securities are denominated. If an Event of Default specified in clause (1) of this paragraph occurs and is continuing, such principal shall become immediately due and payable. The foregoing provision would be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature of the rights of the Holders of the Subordinated Securities. At any time after a declaration of acceleration with respect to the Subordinated Securities has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of outstanding Subordinated Securities may, under certain circumstances, rescind and annul such acceleration.

    Unless otherwise provided in the terms of a series of Subordinated Securities, there will be no right of acceleration of the payment of principal of the Subordinated Securities of such series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture. In the event of a default in the payment of interest or principal or the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture, the Trustee may, subject to certain limitations, seek to enforce payment of such interest or principal or the performance of such covenant or agreement.

CONVERSION

    The Offered Debt Securities may, if so provided in the applicable Prospectus Supplement, provide for a right of conversion of such Offered Debt Securities into Common Stock (or cash in lieu of fractional shares). The following provisions will apply to Debt Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

    The holder of any convertible Debt Securities will have the right exercisable at any time prior to maturity, unless previously redeemed or otherwise purchased by the Corporation, to convert such Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the applicable Prospectus Supplement, subject to adjustment. The holder of convertible Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof.

    In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the applicable Indenture. Such events include the issuance of shares of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock; and the distribution to all holders of Common Stock of evidences of indebtedness, equity securities (including security interests in the Corporation's subsidiaries) other than Common Stock or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above).

No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1 percent in such price or rate. If after the Distribution Date for the Preferred Stock Purchase Rights of the Corporation, as presently constituted (see "Description of Capital Stock -- Rights to Purchase Junior Participating Preferred Stock"), converting Holders of the convertible Debt Securities are not entitled to receive the Preferred Stock Purchase Rights which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the conversion price shall be made under the foregoing provisions as if the Preferred Stock Purchase Rights were then being distributed to the holders of the Common Stock. If such an adjustment is made and the Preferred Stock Purchase Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event. However, as part of the terms of the convertible Debt Securities, the Corporation may elect to amend the provisions presently applicable to the Preferred Stock Purchase Rights so that each share of Common Stock issuable upon conversion of the convertible Debt Securities, whether or not issued after the Distribution Date for such Preferred Stock Purchase Rights, will be accompanied by the Preferred Stock Purchase Rights which would otherwise be attributable (but for the date of conversion) to such shares of Common Stock.

    If at any time the Corporation makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for federal income tax purposes (e.g. distributions of evidences of indebtedness or assets of the Corporation, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the anti-dilution provisions described above, the conversion price or conversion rate of the convertible Debt Securities is reduced, such reduction may be deemed to be the receipt of taxable income by holders of the convertible Debt Securities.

    Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Corporation will pay a cash adjustment based on the then current market price for the Common Stock. Upon conversion, no adjustments will be made for accrued interest or on dividends, and therefore convertible Debt Securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

    In the case of any consolidation or merger of the Corporation with or into any other Person (with certain exceptions) or any sale or transfer of all or substantially all the assets of the Corporation, the Holder of convertible Debt Securities, after the consolidation, merger, sale or transfer, will have the right to convert such convertible Debt Securities only into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if the Holder had held the Common Stock issuable upon conversion of such convertible Debt Securities immediately prior to such consolidation, merger, sale or transfer.

MISCELLANEOUS RIGHTS AND OBLIGATIONS OF TRUSTEES

    The Indentures provide that, subject to the duty of the Trustees during default to act with the required standard of care, the respective Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

    The Corporation is required to furnish the Trustees annually with a statement as to the performance by the Corporation of certain of its obligations under the relevant Indentures and as to any default in such performance and to file with the relevant Trustee written notice of the occurrence of any default or Event of Default within ten business days of the Corporation becoming aware of such default or Event of Default.

MODIFICATION AND WAIVER

    Modifications of and amendments to an Indenture may be made by the Corporation and the relevant Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Debt Security, (2) reduce the principal amount of, or any premium or interest on, any Debt Security, (3) reduce the amount of principal of Discount Securities payable upon acceleration of the maturity thereof, (4) change the currency of payment of principal of, or any premium or interest on, any Debt Security, (5) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (6) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions, (7) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the relevant Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (9) limit the obligation of the Corporation to maintain a paying agency outside the United States for payment on Bearer Securities, (10) limit the obligation of the Corporation to redeem an Affected Security, (11) impair the rights of any holders of Securities which are convertible into Common Stock to receive shares of Common Stock upon the exercise of conversion rights or to institute suit for the enforcement of such rights, (12) modify certain provisions of the Indenture which require a minimum percentage in principal amount of Outstanding Debt Securities to constitute consent of the Holders of such securities or (13) reduce the amount of the principal of a Dual Currency Security that would be due and payable upon acceleration of the maturity thereof.

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Corporation with certain covenants of the relevant Indenture and any Event of Default resulting in acceleration of such Debt Securities in specified circumstances. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the relevant Indenture with respect to Debt Securities of that series, except a default in the payment of principal or any premium or interest or in the payment of any sinking fund or analogous obligation or a covenant or provision that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby.

    The Corporation may, with the consent of the Trustee, change the terms of an Indenture through an Indenture Supplement without the consent of any Holders only for the following purposes: (1) to evidence the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation under the relevant Indenture; (2) to add to the covenants of the Corporation for the benefit of the Holders or to surrender any right or power therein conferred upon the Corporation; (3) to add any additional Events of Default; (4) to add to or change any of the provisions of the relevant Indenture to facilitate the issuance of Debt Securities in bearer form; (5) to change or eliminate any of the relevant Indenture's provisions, provided that there are no Debt Securities outstanding which are entitled to the benefit of such provision; (6) to secure the Debt Securities; (7) to supplement any of the provisions of the relevant Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt
Securities provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities; (8) to establish the form or terms of the Debt Securities as permitted by the relevant Indenture; (9) to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the Trustee under the relevant Indenture by more than one Trustee; (10) to make any modifications, amendments or supplements to any provisions of the relevant Indenture which modifications, amendments or supplements are required pursuant to any amendment of the Trust Indenture Act of 1939, or any of the rules promulgated thereunder, enacted after the date of the relevant Indenture; (11) to cure any ambiguity, any defect or any inconsistent provision, provided such action shall not adversely affect the Holders' interests in any material respect; and (12) to provide for adjustment of conversion rights pursuant to the relevant Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indentures provide that the Corporation may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any Person unless (i) the corporation formed by such consolidation or into which the Corporation is merged or the Person to which the properties and assets of the Corporation are so transferred shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume by supplemental indenture the payment of the principal of, premium, if any, and interest on the Debt Securities, and the performance of the other covenants of the Corporation under the Indentures; (ii) immediately after giving effect to such transaction, no Event of Default or Default, as applicable, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, as applicable, shall have occurred and be continuing; (iii) the corporation formed by such consolidation or into which the Corporation shall have been merged or the Person to which such sale, lease, or other disposition shall have been made shall be a banking institution or a bank holding company subject to Federal or State authority; and (iv) certain other conditions are met as are more fully described in the Indentures.

DEFEASANCE

    If so specified in the Prospectus Supplement with respect to the Offered Debt Securities of any series (other than Offered Debt Securities that are convertible into Common Stock), the Corporation, at its option, (i) will be discharged from any and all obligations in respect of the Offered Debt Securities of such series (except for certain obligations to register the transfer or exchange of Offered Debt Securities of such series, to replace stolen, lost or mutilated Offered Debt Securities of such series, to maintain paying agencies and to hold moneys for payment in trust) or (ii) will not be subject to provisions, if any, of the relevant Indenture concerning limitations upon the disposition of Voting Stock of Major Constituent Banks, the creation of liens and the consolidation, merger and sale of assets (whether concerning the Corporation or a Major Constituent Bank), in each case if the Corporation deposits with the relevant Trustee, in trust, money or U.S. Government
Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the Offered Debt Securities of such series on the dates such payments are due in accordance with the terms of such Offered Debt Securities. To exercise either option, the Corporation is required, among other things, to deliver to the relevant Trustee an opinion of counsel to the effect that (a) all conditions precedent provided for in the relevant Indenture relating to the defeasance contemplated thereby have been complied with and the Corporation has received from or there has been published by the United States Internal Revenue Service a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Offered Debt Securities of such series to recognize income, gain or loss for United States income tax purposes and (b) if the Offered Debt Securities of such series are then listed on any national securities exchange, such Offered Debt Securities would not be delisted from such exchange as a result of the exercise of such option. Notwithstanding the foregoing, no discharge or defeasance described above shall affect the obligations, if applicable, of the Corporation with respect to the conversion of Debt Securities of a given series into Common Stock.

NOTICES

    Except as otherwise provided in the Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in the City of New York and, if Debt Securities of such series are then listed on the Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in a daily newspaper in London or Luxembourg or any other required city located outside the United States, as the case may be, or, if not practicable, elsewhere in Europe. Notices to Holders of Registered Securities will be given by mail to the address of such Holders as they appear in the Security Register.

GOVERNING LAW

    The Indentures, the Debt Securities and the Coupons will be governed by, and construed in accordance with, the laws of the State of New York. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a Foreign Currency, will ordinarily be rendered only in U.S. Dollars.

REGARDING THE TRUSTEES

    The Corporation and certain subsidiaries from time to time may borrow from the Trustees, maintain deposit accounts and conduct other banking transactions with them in the ordinary course of their business.

U.S. FEDERAL TAXATION

    The applicable Prospectus Supplement may contain, if relevant, a brief summary of the relevant United States federal income taxation laws applicable to the Offered Debt Securities.

                          DESCRIPTION OF COMMON STOCK

    For a description of the terms of the Corporation's Common Stock, see "Description of Capital Stock -- Common Stock" and "Description of Capital Stock -- Rights to Purchase Junior Participating Preferred Stock" below. The specific number of shares, issuance price and other terms of the offering of the Common Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such Common Stock.

                         DESCRIPTION OF PREFERRED STOCK

    The following description of the terms of the Preferred Stock sets forth certain general terms and provisions to which any Prospectus Supplement may relate. Certain terms of a series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to each series of the Preferred Stock which will be filed with the Commission at or prior to the time of the issuance of such Preferred Stock.

GENERAL

    Under the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Articles"), the Board of Directors of the Corporation is authorized without further shareholder action to provide for the issuance of up to 20,000,000 shares of Preferred Stock, in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Corporation has three series of Preferred Stock outstanding, which are described below under "Description of Capital Stock -- Preferred Stock."

    The Preferred Stock will, when issued, be fully paid and nonassessable. For each share issued, a sum equal to the par value thereof will be credited to the Corporation's preferred stock account. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity in all respects with the outstanding Preferred Stock of the Corporation and each other series of the Preferred Stock. See "Description of Capital Stock -- Preferred Stock" below.

    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of the Preferred Stock will be The First Chicago Trust Company of New York.

    The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designation authorizing the issuance of a series of Preferred Stock. These statements do not purport to be complete and are qualified in their entirety by reference to the Articles and to such Certificate of Designation, the form of which has been filed as an exhibit to the Registration Statement. The resolutions set forth in the Certificate of Designation will be adopted by the Board of Directors prior to the issuance of a series of the Preferred Stock and such Certificate of Designation will be filed with the Secretary of State of the State of Florida as soon thereafter as reasonably practicable.

DIVIDENDS

    Holders of the Preferred Stock of each series will be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of assets of the Corporation legally available for payment, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Dividends may or may not be cumulative as set forth in the Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock register of the Corporation as of the record dates fixed by the Board of Directors of the Corporation.

    If there shall be outstanding shares of any other series of preferred stock ranking junior to or on a parity with any series of the Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative (if applicable) dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of the Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. If dividends on any series of the Preferred Stock and on any other series of preferred stock ranking on a parity as to dividends with such series of the Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of such series of the Preferred Stock and shares of such other series of preferred stock in proportion to the respective amounts of dividends in arrears on such series of the Preferred Stock and on such other series of preferred stock to the date of such dividend payment. Holders of shares of any series of the Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

    Unless full cumulative (if applicable) dividends on all outstanding shares of any series of the Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods, no dividend (other than a dividend in common stock or in any other stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon such other stock, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to such series of the Preferred Stock as to dividends and upon liquidation).

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of each series of the Preferred Stock will be entitled to receive and to be paid out of assets of the Corporation available for distribution to its shareholders, before any payment or distribution is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in an amount per share as set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus accrued and unpaid dividends. After payment of the full amount of the liquidating distribution plus accrued and unpaid dividends to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. If, upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Preferred Stock of such series are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributable amounts to which they are entitled. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

REDEMPTION

    Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Corporation, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon the terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    In the event that full cumulative (if applicable) dividends on any series of the Preferred Stock have not been paid or declared and set apart for payment, such series of the Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of such series otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

VOTING RIGHTS

    The Preferred Stock shall have such voting rights as shall be provided in the Prospectus Supplement.

CONVERSION RIGHTS

    The Preferred Stock shall have such conversion rights, if any, as shall be provided in the Prospectus Supplement.

                          DESCRIPTION OF CAPITAL STOCK


    The following summary does not purport to be complete and is subject to in all respects, and qualified in its entirety by, the applicable provisions of the Florida Business Corporation Act, the Articles, including the Certificates of Designation describing the Series A Preferred Stock, the Series B Preferred Stock and the Junior Participating Preferred Stock, the Bylaws of the Corporation (the "Bylaws"), and the Rights Agreement (as defined below). The Articles, Bylaws and the Rights Agreement are incorporated by reference in this Prospectus.


GENERAL


    The authorized capital stock of the Corporation consists of 200,000,000 shares of Common Stock, par value $2.00 per share, and 20,000,000 shares of Preferred Stock, par value $.10 per share. As of December 31, 1995, there were issued and outstanding 94,865,368 shares of Common Stock, 1,947,057 shares of Series A $4.50 Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and 11,164 shares of Series B $2.50 Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). In addition, the Corporation has authorized the Junior Participating Preferred Stock for issuance upon the exercise of certain rights as described below.


    Since the Corporation is a holding company, the right of the Corporation, and hence the right of creditors and shareholders of the Corporation, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Corporation itself as a creditor of the subsidiary may be recognized. The principal source of the Corporation's revenues is dividends from its subsidiaries. See
"Regulatory Matters -- Dividends" for a discussion of restrictions on the subsidiary banks' ability to pay dividends to the Corporation.

COMMON STOCK

    The holders of Common Stock are entitled to receive dividends from funds legally available therefor when, as, and if declared by the Corporation's Board of Directors, and are entitled upon liquidation to receive pro rata the net assets of the Corporation after satisfaction in full of the prior rights of creditors of the Corporation and holders of any Preferred Stock. The principal source of funds for payment of dividends by the Corporation is dividends paid by the Corporation's subsidiaries.

    The holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of Common Stock do not have cumulative voting rights, any preferential, subscriptive or preemptive rights with respect to any securities of the Corporation, or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and nonassessable.

    The Articles were amended in April 1985 to add a "fair price provision" that would require the vote of the holders of at least 80 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors (the "Voting Stock") for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations and liquidations, involving the Corporation or its subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10 percent of the Voting Stock), unless the "fair price" and other procedural requirements of the amendment are met, or unless approved by a majority of directors who are not affiliated with the acquiring party. At the same time, the Articles were amended (and conforming amendments were made to the Bylaws) (i) to provide for classification of the Corporation's Board of Directors into three classes, (ii) to require the vote of 80 percent of the directors then in office to fill any vacancies in the Corporation's Board of Directors and any newly created directorships and (iii) to permit the removal of directors only for cause and only by the affirmative vote of holders of 80 percent of the Voting Stock. Each of the foregoing provisions may only be amended or repealed by the affirmative vote of the holders of 80 percent of the Voting Stock. Furthermore, the Articles require the affirmative vote of at least a majority of the Voting Stock in order to authorize the Corporation to directly or indirectly acquire the equity securities of a person who has owned five percent of the class of securities being acquired for a period of less than two years. The Voting Stock beneficially owned by such a five percent holder is excluded from such vote. The affirmative vote is not necessary if the acquisition of such person's securities is part of a tender or exchange offer made by the Corporation on the same terms to all holders of such securities.

    The First Chicago Trust Company of New York is the transfer agent and registrar for the Common Stock.

RIGHTS TO PURCHASE JUNIOR PARTICIPATING PREFERRED STOCK

    On February 21, 1990, the Corporation's Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to shareholders of record at the close of business on March 12, 1990. The Corporation's Board of Directors declared such dividend distribution in the belief that it was desirable and in the best interests of the Corporation and its shareholders that steps be taken to preserve for the Corporation's shareholders the long-term value of the Corporation in the event of a potential takeover or other action which appears to the Corporation's Board of Directors to be coercive, unfair or inadequate. Each Right entitles the registered holder to purchase from the Corporation a unit consisting of one one-hundredth of a share (a "Unit") of Junior Participating Preferred Stock at a purchase price of $125.00 per Unit, subject to adjustment. The description and terms of the Rights are summarized below and are set forth in a Rights Agreement (the "Rights Agreement"), between the Corporation and The First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). As long as the Rights are attached to the Common Stock and in certain other circumstances specified in the Rights Agreement, one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered with each share of Common Stock issued or transferred by the Corporation in the future. The following summaries do not purport to be complete and are subject to in all respects, and qualified in their entirety by, reference to all the provisions of the Rights Agreement, including the definitions therein of certain terms used in this Prospectus.

    Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of the close of business on the tenth day following (i) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20 percent or more of the outstanding shares of Common Stock or voting securities representing 20 percent or more of the voting power of the Corporation, (ii) the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20 percent or more of such outstanding shares of Common Stock or such voting power of the Corporation then outstanding or (iii) the determination by a majority of the members of the Corporation's Board of Directors who are not officers of the Corporation, that with respect to any person who, alone or with affiliates or associates, has become the beneficial owner of 10 percent or more of the outstanding shares of Common Stock or voting power of the Corporation then outstanding, (a) such beneficial ownership is intended to cause the Corporation to provide such person with short-term financial gain by repurchasing his Common Stock or voting power under circumstances where such directors of the Corporation determine that such repurchase would not be in the best long-term interests of the Corporation or
(b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or certain business prospects or relationships of the Corporation. (Any person whose beneficial ownership satisfies the conditions of (a) or (b) above is referred to herein and in the Rights Agreement as an "Adverse Person.")

    Until the Distribution Date, the Rights will be transferred only with Common Stock certificates. The Corporation is not required to issue fractions of shares of Junior Participating Preferred Stock or Common Stock upon exercise of the Rights.

    The Rights are not exercisable until after the Distribution Date and will expire at the close of business on March 11, 2000, unless earlier redeemed by the Corporation in accordance with the Rights Agreement.

    In the event that (i) a person becomes the beneficial owner of 20 percent or more of the shares of Common Stock or voting power of the Corporation then outstanding (except pursuant to an offer for all outstanding shares of Common Stock and all other voting securities which the independent and disinterested directors of the Corporation determine to be fair to and otherwise in the best interests of the Corporation and its shareholders) or (ii) any person is declared to be an Adverse Person (either (i) or (ii) being a "Flip-in Event"), each holder of a Right (with the exception of an Adverse or Acquiring Person) will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Corporation as set forth below.

    In the event of certain business combinations involving the Corporation, each holder of a Right may receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. These certain business combinations involving the Corporation and the Flip-in Events are referred to together as the "Triggering Events."

    The purchase price payable and the number of Units of Junior Participating Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution that would result from certain forms of distributions to holders of such Junior Participating Preferred Stock.

    At any time until the earlier of (i) the close of business on the tenth day following the public announcement by the Corporation or an Acquiring Person that the Acquiring Person has become such, (ii) the declaration by the Corporation's Board of Directors that a person is an Adverse Person, or (iii) March 11, 2000, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right. At any time after the occurrence of a Flip-in Event, the Corporation's Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person or an Adverse Person) in whole or in part, at an exchange ratio of one share of Common Stock, or equivalent equity security, per Right.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Corporation or to the Corporation, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company as set forth above, or are exchanged as provided in the preceding paragraph.

    Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Corporation's Board of Directors prior to the Distribution Date. After the Distribution Date, only certain limited provisions of the Rights Agreement may be amended by the Corporation's Board of Directors.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation in a manner defined as a Triggering Event unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any offer for all outstanding shares of Common Stock and other voting securities deemed to be fair and otherwise in the Corporation's best interests by the Corporation's Board of Directors or any merger or other business combination approved by the Corporation's Board of Directors. In addition, the possibility exists that the Rights could prevent or discourage offers opposed by management of the Corporation but favored by the Corporation's shareholders, including offers containing a shareholder premium.

PREFERRED STOCK


    Under the Articles, the Corporation's Board of Directors is authorized without further shareholder action to provide for the issuance of up to 20,000,000 shares of Preferred Stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Corporation has two series of Preferred Stock outstanding which rank on parity as to dividend and liquidation rights. Such series, Series A Preferred Stock and Series B Preferred Stock, have the voting, dividend, liquidation, conversion, redemption and other rights set forth in the following paragraphs. The Corporation has also authorized and reserved for issuance shares of Junior Participating Preferred Stock to be issued upon the exercise of the Rights. The Junior Participating Preferred Stock ranks junior to the Series A Preferred Stock and the Series B Preferred Stock and senior to the Common Stock. The First Chicago Trust Company of New York is the transfer agent, registrar, dividend disbursing agent and redemption agent for the two series of Preferred Stock.


    SERIES A PREFERRED STOCK

    Dividends on the Series A Preferred Stock are paid at the annual rate of $4.50 per share and are cumulative. In the event of dissolution, liquidation or winding up of the Corporation, holders of the Series A Preferred Stock will be entitled to payment in full of $50.00 per share, plus any accrued and unpaid dividends, prior to any distribution to holders of Common Stock. The Series A Preferred Stock does not have any voting rights, except as expressly provided by Florida law, or in the event that the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in arrears, or in the event of certain amendments, alterations or repeals of the Articles adversely affecting the holders of Series A Preferred Stock.

    Shares of the Series A Preferred Stock are convertible into shares of Common Stock, at a conversion price of $26.50 per share, which (assuming a value of $50.00 per share of the Series A Preferred Stock) is equivalent to approximately
1.8868 shares of Common Stock for each share of Series A Preferred Stock. The conversion price is subject to adjustment under certain conditions.

    The Series A Preferred Stock is redeemable at the election of the Corporation at a declining premium in the sixth through tenth years after issuance and is redeemable at par anytime thereafter. In the event that any quarterly dividend payable on the Series A Preferred Stock is in arrears and until all such dividends in arrears are paid or declared and set apart for payment, the Corporation may not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed or acquire any shares of Series A Preferred Stock except in a purchase offer made on the same terms to all holders for the purchase of all outstanding shares of Series A Preferred Stock. The Board of Directors of the Corporation has authorized the redemption of the Series A Preferred Stock at the discretion of the Corporation's management and in accordance with its terms.

    At December 31, 1995 there were 1,947,057 shares of Series A Preferred Stock issued and outstanding.


    SERIES B PREFERRED STOCK

    Dividends on the Series B Preferred Stock are paid at the annual rate of $2.50 per share and are cumulative. In the event of dissolution, liquidation or winding up of the Corporation, holders of the Series B Preferred Stock will be entitled to payment in full of $25.00 per share, plus any accrued and unpaid dividends, prior to any distribution to holders of Common Stock. The Series B Preferred Stock does not have any voting rights, except as provided by Florida law or in the event that any dividends on the Series B Preferred Stock are in arrears. If such dividends are in arrears, holders of Series B Preferred Stock will vote together with holders of Common Stock, and each holder of Series B Preferred Stock will be entitled to the number of votes equal to the number of whole shares of Common Stock into which his shares of Series B Preferred Stock are then convertible.

    Shares of Series B Preferred Stock are convertible into shares of Common Stock at any time at a rate of 2.5988 shares of Common Stock for each share of Series B Preferred Stock. The conversion rate is subject to adjustment under certain conditions.

    The Series B Preferred Stock is redeemable in the eleventh year after issuance, at the election of the Corporation, at a price per share equal to the sum of: (a) $25.00; (b) any accrued and unpaid dividends; and (c) a declining premium in the eleventh through fifteenth years after issuance. The Corporation is obligated to purchase shares of Series B Preferred Stock, beginning in the sixteenth year following issuance, at the election of the holder at a price of $25.00 per share, plus any accrued and unpaid dividends. In the event that any quarterly dividend payable on the Series B Preferred Stock is in arrears and until all such dividends in arrears are paid or declared and set apart for payment, the Corporation may not redeem any shares of Series B Preferred Stock unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed or acquire any shares of Series B Preferred Stock except in a purchase offer made on the same terms to all holders for the purchase of all outstanding shares of Series B Preferred Stock.


    At December 31, 1995, there were 11,164 shares of Series B Preferred Stock issued and outstanding.


                              PLAN OF DISTRIBUTION

    The Corporation may sell Securities to underwriters or through agents or directly to purchasers. A Prospectus Supplement will set forth the terms of the offering of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents with whom the Corporation has entered into arrangements with respect to the sale of Securities, the public offering or purchase price of such Securities and the net proceeds to the Corporation from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchanges, if any, on which the Securities will be listed. Dealer trading may take place in the Securities, including Securities not listed on any securities exchange.

    The Securities may be purchased to be re-offered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, which underwriters may, if permissible, be affiliates of the Corporation. The underwriter or underwriters with respect to an underwritten offering of the Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of Securities will be obligated to purchase all of its allocated Securities if any are purchased. Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Securities may be offered and sold by the Corporation directly or through agents designated by the Corporation from time to time, which agents may be affiliates of the Corporation. Any agent involved in the offer and sale of the Securities in respect of which this Prospectus is being delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best effort basis for the period of its appointment.


    Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold and any discounts or commissions received by them from the Corporation and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.


    Underwriters, agents and their controlling persons may be entitled, under agreements entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act.

    Certain of the underwriters and/or agents and their affiliates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


    If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters, the Corporation shall have sold to such underwriters the Securities not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.


                                 LEGAL OPINIONS


    The validity of the Debt Securities, the Common Stock and the Preferred Stock will be passed upon for the Corporation by Mahoney Adams & Criser, P.A. (a professional corporation), Jacksonville, Florida, counsel for the Corporation, and Mahoney Adams & Criser, P.A. may rely as to matters of New York law on the opinion of Simpson Thacher & Bartlett. Marshall M. Criser, a director of the Corporation, is a member of the firm of Mahoney Adams & Criser, P.A. If the Securities are being distributed in an underwritten offering, the validity of the Debt Securities, the Common Stock and the Preferred Stock will be passed upon for the underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and Simpson Thacher & Bartlett may rely as to matters of Florida law on the opinion of Mahoney Adams & Criser, P.A.


                                    EXPERTS


    The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, AGENT, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN OR THEREIN OR AN OFFER TO SELL OR THE SOLICITATION TO BUY ANY SECURITIES OFFERED HEREBY OR THEREBY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS OR ANY ACCOMPANYING
PROSPECTUS  SUPPLEMENT  OR THE  DOCUMENTS INCORPORATED  THEREIN BY  REFERENCE IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE SUCH DATES.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Information by
 Reference.....................................           2
The Corporation................................           3
Consolidated Ratios of Earnings to Fixed
 Charges and Combined Fixed Charges and
 Preferred Stock Dividend Requirements.........           3
Use of Proceeds................................           3
Regulatory Matters.............................           4
Description of Debt Securities.................           8
Description of Common Stock ...................          23
Description of Preferred Stock.................          23
Description of Capital Stock...................          25
Plan of Distribution...........................          29
Legal Opinions.................................          30
Experts........................................          30


                            ------------------------

                              BARNETT BANKS, INC.

                                DEBT SECURITIES

                                  COMMON STOCK

                                PREFERRED STOCK

                             ---------------------

                              BARNETT BANKS, INC.

                             ---------------------

                                   PROSPECTUS


                                 MARCH 7, 1996


-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    The following expenses will be incurred in connection with the issuance and distribution of the Debt Securities, the Common Stock and the Preferred Stock being registered, other than underwriting discounts and commissions.



Securities and Exchange Commission Registration Fee....................  $  400,000
Blue Sky Fees and Expenses.............................................      25,000
Accounting Fees and Expenses...........................................      55,000
Legal Fees and Expenses................................................      25,000
Trustees' and Transfer Agent Fees......................................      15,000
Printing and Engraving Expenses........................................      40,000
Miscellaneous Expenses.................................................      20,000
                                                                         ----------
                                                                         $  580,000
                                                                         ----------
                                                                         ----------


    All of the above items, except the registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles and Bylaws of the Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

    Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

    Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of
Section 607.0850 of the FBCA or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

    Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsection (1) or (2) of Section 607.0850 of the FBCA, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2) of Section
607.0850 of the FBCA. Such determination shall be made:

        (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

        (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

        (c) by independent legal counsel:

           (1) selected by the board of directors as prescribed in paragraph (a) or the committee selected as prescribed in paragraph (b); or

           (2) if no quorum of directors can be obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

        (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

    Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850 of the FBCA.

    Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancement of expenses provided under Section 607.0850 of the FBCA are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section
607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

    Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

    Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 607.0850.

    As allowed by Section 607.0850(12) of the FBCA, the Corporation maintains liability insurance covering directors and officers.

ITEM 16.  EXHIBITS.


    The exhibits listed on the Exhibit Index on page II-6 of this Registration Statement have been previously filed, are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.


ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 7th day of March, 1996.


                                          BARNETT BANKS, INC.

                                          By:                   *

                                             -----------------------------------
                                                      Charles E. Rice,
                                                        CHAIRMAN AND
                                                   CHIEF EXECUTIVE OFFICER

                                                    /s/ PATRICK J. MCCANN

                                             -----------------------------------
                                                      Patrick J. McCann
                                                      ATTORNEY-IN-FACT

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


               SIGNATURE                            TITLE                  DATE
----------------------------------------  -------------------------  -----------------

                     *
----------------------------------------  Director                     March 7, 1996
            Walter H. Alford

                     *
----------------------------------------  Director                     March 7, 1996
             Rita Bornstein

                     *
----------------------------------------  Director                     March 7, 1996
           James L. Broadhead

                     *
----------------------------------------  Director                     March 7, 1996
           Alvin R. Carpenter

                     *
----------------------------------------  Director                     March 7, 1996
           Marshall M. Criser

                     *
----------------------------------------  Director                     March 7, 1996
          Jack B. Critchfield

----------------------------------------  Director                     March 7, 1996
          Remedios Diaz Oliver

               SIGNATURE                            TITLE                  DATE
----------------------------------------  -------------------------  -----------------
                     *                    President
----------------------------------------   Chief Operating Officer     March 7, 1996
        Allen L. Lastinger, Jr.            and Director

         /s/ PATRICK J. MCCANN
----------------------------------------  Controller (Principal        March 7, 1996
           Patrick J. McCann               Accounting Officer)

                     *
----------------------------------------  Director                     March 7, 1996
           Clarence V. McKee

                     *
----------------------------------------  Director                     March 7, 1996
           Thompson L. Rankin

                     *                    Chief Financial Officer
----------------------------------------   (Principal Financial        March 7, 1996
           Charles W. Newman               Officer)

                                          Chairman, Chief Executive
                     *                     Officer and Director
----------------------------------------   (Principal Executive        March 7, 1996
            Charles E. Rice                Officer)

                     *
----------------------------------------  Director                     March 7, 1996
          Frederick H. Schultz

                     *
----------------------------------------  Director                     March 7, 1996
             Stewart Turley

----------------------------------------  Director                     March 7, 1996
            John A. Williams

         /s/ PATRICK J. MCCANN
----------------------------------------
           Patrick J. McCann
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


   EXHIBIT                                                                               PAGINATION IN SEQUENTIAL
   NUMBER                              EXHIBIT DESIGNATION                                   NUMBERING SYSTEM
-------------  -------------------------------------------------------------------  ----------------------------------
       (1)(a)  Form of Underwriting Agreements. (Debt Securities and Preferred      incorporated by reference to
               Stock)                                                               Exhibit 1(a) of the Corporation's
                                                                                    Registration Statement No.
                                                                                    33-59246
       (1)(b)  Form of Underwriting Agreement (Common Stock)
       (4)(a)  Amended and Restated Articles of Incorporation of the Corporation.   incorporated by reference to
                                                                                    Exhibit 4(a) of the Corporation's
                                                                                    Registration Statement No.
                                                                                    33-59246
      *(4)(b)  Bylaws of the Corporation.
       (4)(c)  Form of Certificate of Designation.                                  incorporated by reference to
                                                                                    Exhibit 4(c) to the Corporation's
                                                                                    Registration Statement No.
                                                                                    33-57597
       (4)(d)  Rights Agreement.                                                    incorporated by reference to
                                                                                    Exhibit (4)(c) to the
                                                                                    Corporation's Registration
                                                                                    Statement No. 33-36307
       (4)(e)  Indenture relating to the Subordinated Securities.                   incorporated by reference to
                                                                                    Exhibit 4(e) to the Corporation's
                                                                                    Current Report on Form 8-K dated
                                                                                    March 22, 1995
       (4)(f)  Indenture relating to the Senior Securities.                         incorporated by reference to
                                                                                    Exhibit 4(f) to the Corporation's
                                                                                    Current Report on Form 8-K dated
                                                                                    March 22, 1995
       (5)     Opinion of Mahoney Adams & Criser, P.A. as to the validity of the
               Debt Securities, the Common Stock and the Preferred Stock.
      (12)     Computation of Ratios of Earnings to Combined Fixed Charges and      incorporated by reference to
               Preferred Dividend Requirements and Computation of Ratio of          Exhibit 12 to the Corporation's
               Earnings to Fixed Charges for annual periods.                        Annual Report on Form 10-K for the
                                                                                    year ended December 31, 1995
      (23)(a)  Consent of Arthur Andersen LLP
      (23)(b)  Consent of Mahoney Adams & Criser, P.A., counsel to the Corporation
               (included in Exhibit (5)).
     *(24)(a)  Powers of Attorney.
      (24)(b)  Certified Resolutions of Board of Directors Authorizing Powers of
               Attorney
      (25)(a)  Statement of Eligibility of Qualification of Subordinated Debt
               Trustee under Trust Indenture Act of 1939 on Form T-1.
      (25)(b)  Statement of Eligibility and Qualification of Senior Debt Trustee
               under Trust Indenture Act of 1939 on Form T-1.


------------------------

* Previously filed